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                                                                   Exhibit 10.76

                                       Approved
                                       Head of the Administration
                                       Polina Osipenko area
                                       /s/ Yu. A. Degtyarov     Yu.A. Degtyaryov
                                       ----------------------
                                       May 30, 2001

              SUPPLEMENTAL AGREEMENT TO THE TIMBER LEASE AGREEMENT
             AS OF SEPTEMBER 20, 2000 SIGNED BY KERBINSKIY LESKHOZ
                            AND JSC "FOREST-STARMA"

         In accordance with the Minutes #14 as of September 14, 2000 of the meeting of the forest use committee as well as Letter # 8 10 1478 as of February 28, 2001 of Administration of the Khabarovsk Territory, the parties by mutual consent include in the Timber Lease Agreement as of September 20, 2000, clause 8.1, the following amendments.

                        JSC "FOREST-STARMA" IS OBLIGATED:

- To annually provide the citizens of Herpuchi village and Oglonghi village with firewood for prices approved by the administration of area.
- To purchase three PCs for the school at Polina Osipenko village within the year of 2000.
- To follow the requirements of fire security regulation in the forests, felling rules and other normative documents concerning forestry felling system.
- To take necessary measures for complete and rational use of all available exploitable timber inventory including broadleaved species.
- To develop a project of organization of principal felling and forestry at the leased territory within one year, carry out an ecological expertise and approve it in accordance with the procedure.
- To fulfill forest regeneration, fire-prevention, forestry and other kind of work in accordance with conditions of Timber Lease Agreement and annually fixed volumes.
- To organize places of concentration of fire-prevention equipment and fire-fighting tools at the forest site in accordance with the regulations, and a fire-fighting team consisted of twelve company's workers.
- To participate in social and economic development of Polina Osipenko area in accordance with the agreement signed by the administration of the area.
- To participate in development of fire-damaged forests and forest regeneration within the forest areas damaged by the fires.
- To provide a portion of timber processing or its delivery for the processing in volume of no less than 30 per cent until the end of 2001 and no less than 50 per cent from the beginning of 2002.
- To construct logging roads in accordance with the standards and participate in development of infrastructure of lumber industry unit.

Director Kerbinsky Leskhoz        Acting General Director of JSC "Forest-Starma"

/s/ N.M. Ryabov                   /s/ V.A. Limarenko
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N.M. Ryabov                       V.A. Limarenko
"30" May 2001                                   , 2001
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